Exhibit 16

POWER OF ATTORNEY

We, the undersigned Trustees and officers of each of the funds listed on Schedule A hereto, hereby severally constitute and appoint John Hill, George Putnam III, Charles E. Porter, Jonathan S. Horwitz, John W. Gerstmayr and Bryan Chegwidden, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of each of the funds listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ JAMESON A. BAXTER	Trustee	February 13, 2007
Jameson A. Baxter

/s/ CHARLES B. CURTIS	Trustee	February 15, 2007
Charles B. Curtis

/s/ MYRA R. DRUCKER	Trustee	February 14, 2007
Myra R. Drucker

/s/ ED HALDEMAN	Trustee	February 16, 2007
Charles E. Haldeman, Jr.

/s/JOHN A. HILL	Trustee	February 15, 2007
John A. Hill

/s/ PAUL L. JOSKOW	Trustee	February 14, 2007
Paul L. Joskow

/s/ ELIZABETH T. KENNAN	Trustee	February 16, 2007
Elizabeth T. Kennan

/s/ KENNETH R. LEIBLER	Trustee	February 13, 2007
Kenneth R. Leibler

	Trustee	February ___, 2007
___________________
Robert E. Patterson

/s/ GEORGE PUTNAM, III	Trustee	February 13, 2007
George Putnam, III

/s/ W. THOMAS STEPHENS	Trustee	February 13, 2007
W. Thomas Stephens

	Trustee	February ___, 2007
___________________
Richard B. Worley

Vice President and
/s/ JANET C. SMITH	Principal Accounting Officer	February 14, 2007
Janet C. Smith

Executive Vice President,
Associate Treasurer,
Compliance Liaison and
/s/ CHARLES E. PORTER	Principal Executive Officer	February 13, 2007
Charles E. Porter

Vice President and
/s/ STEVEN D. KRICHMAR	Principal Financial Officer	February 13, 2007
Steven D. Krichmar

Schedule A

Registration Statement of Putnam California Tax Exempt Income Fund on Form N-14 relating to the proposed merger Putnam California Investment Grade Municipal Trust with and into Putnam California Tax Exempt Income Fund.

Registration Statement of Putnam New York Tax Exempt Income Fund on Form N-14 relating to the proposed merger Putnam New York Investment Grade Municipal Trust with and into Putnam New York Tax Exempt Income Fund.

Registration Statement of Putnam Tax Exempt Income Fund on Form N-14 relating to the proposed reorganization of Putnam Tax-Free Health Care Fund into Putnam Tax Exempt Income Fund.

Registration Statement of Putnam Municipal Opportunities Trust on Form N-14 relating to the proposed reorganization of Putnam Investment Grade Municipal Trust and Putnam Municipal Bond Fund into Putnam Municipal Opportunities Trust.

Registration Statement of Putnam Managed Municipal Income Trust on Form N-14 relating to the proposed reorganization of Putnam High Yield Municipal Trust into Putnam Managed Municipal Income Trust.